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                                             As filed pursuant to Rule 424(b)(5)
                                                under the Securities Act of 1933
                                                     Registration No. 333-103821

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED JUNE 24, 2003
(TO PROSPECTUS DATED JUNE 24, 2003)

                                  $249,249,897
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]

                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2003-14T1
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-32

     This Supplement revises the Prospectus Supplement dated June 24, 2003 to the Prospectus dated June 24, 2003 with respect to the above captioned series of certificates.

     In Rule 2.(y)a.(1)(y)A. under "Description of the
Certificates -- Principal -- Senior Principal Distribution Amount" on page S-35 of the Prospectus Supplement, the words "and Rule 2.(y)m.(1)(y)A." are inserted after the phrase "has been paid to such class pursuant to this Rule 2.(y)a.(1)(y)A."

     In Rule 2.(y)m.(1)(y)A. under "Description of the
Certificates -- Principal -- Senior Principal Distribution Amount" on page S-37 of the Prospectus Supplement, the words "and Rule 2.(y)a.(1)(y)A." are inserted after the phrase "has been paid to such class pursuant to this Rule 2.(y)m.(1)(y)A."

MORGAN STANLEY                                COUNTRYWIDE SECURITIES CORPORATION

                 The date of this Supplement is June 30, 2003.